Exhibit 99.1

419 WEST PIKE STREET • P.O. BOX 629 • JACKSON CENTER, OHIO 45334-0629

PHONE 937-596-6849 • FAX 937-596-7937

NEWS RELEASE

Date:	August 10, 2011
Contact:	Peter B. Orthwein or Richard E. Riegel

THOR INCREASES REGULAR QUARTERLY DIVIDEND TO 15¢ PER SHARE

Thor Industries, Inc. (NYSE:THO) announced today that its Board of Directors approved an increase of its regular quarterly dividend to 15¢ per share. This represents a 50% increase over its previous regular quarterly dividend of 10¢ per share. The new regular dividend will be paid on October 14, 2011 to stockholders of record on September 30, 2011.

Thor is the world’s largest manufacturer of recreation vehicles and a major builder of commercial buses and ambulances.

This release includes certain statements that are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended. These forward looking statements involve uncertainties and risks. There can be no assurance that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, additional issues that may arise in connection with the review by the independent consultant required under our recent settlement with the Securities and Exchange Commission, fuel prices, fuel availability, lower consumer confidence and the level of discretionary consumer spending, interest rate increases, restrictive lending practices, increased material and component costs, recent management changes, the success of new product introductions, the pace of acquisitions, cost structure improvements, competition and general economic conditions and the other risks and uncertainties discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2010 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended April 30, 2011. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based except as required by law.